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                                                                   Exhibit 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 27, 1995 (except for the third, fourth and ninth paragraphs of Note B and Note P, as to which the date is March 31,
1995), accompanying the consolidated financial statements of BKLA Bancorp and Subsidiary included in the annual Report of BKLA Bancorp on Form 10-K for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said report in the Registration Statement of BKLA Bancorp on Form S-8 (File No. 33-30974).



/s/ Grant Thornton LLP


Los Angeles, California
January 27, 1995